UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 28, 2009

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On October 28, 2009, the Board of Directors of Heritage Bankshares, Inc. (the “Company”) declared a quarterly dividend on the Company’s common stock in the amount of $0.06 per share, payable on November 20, 2009 to shareholders of record on November 9, 2009.

The same day, the Board of Directors also declared quarterly dividends on the preferred stock issued by the Company in connection with its participation in the TARP Capital Purchase Program. Specifically, the Board declared (a) a cash dividend in the aggregate amount of $70,159.72 on the outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and (b) a cash dividend in the aggregate amount of $3,787.50 on the outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (collectively, the “Preferred Dividends”). The Preferred Dividends are payable on November 16, 2009 to the U.S. Department of the Treasury, the sole holder of record of such preferred stock.

Heritage Bankshares, Inc.
(Registrant)

Date: October 28, 2009

/s/ JOHN O. GUTHRIE
John O. Guthrie
Chief Financial Officer